UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 1, 2008 (April 29, 2008)

Endo Pharmaceuticals Holdings Inc.
_________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

100 Endo Boulevard, Chadds Ford, PA		19317
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable
_____________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 29, 2008, Michel de Rosen notified Endo Pharmaceuticals Holdings Inc. (the "Company") of his intent to not stand for reelection as a director of the Company at the Company's 2008 Annual Meeting of Stockholders so that he may devote more time to his new position as Chief Executive Officer of Saint-Gobain Desjonqueres in France, a position he has held since March 31, 2008.  Mr. de Rosen will continue to serve as a director of the Company until the expiration of his term at the Company's 2008 Annual Meeting of Stockholders.

On April 29, 2008, Dr. David A.H. Lee, M.D., Ph.D., notified the Company that he was resigning his position as Chief Scientific Officer, effective April 30, 2008, to devote more time to pursue his philanthropic activities.  Dr. Lee, who has been working part-time for the Company for over a year, has agreed at the Company’s request to remain with the Company as a senior strategic adviser primarily to continue to support the Company’s activities in the area of public affairs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC.

By:	/s/ Caroline B. Manogue
	Name:	Caroline B. Manogue
	Title:	Executive Vice President, Chief Legal Officer & Secretary

Dated:  May 1, 2008